EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48972) pertaining to the Tellabs Profit Sharing and Savings Plan of our report dated June 21, 2006, with respect to the financial statements of the Tellabs Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Washington, Pittman & McKeever, LLC
WASHINGTON, PITTMAN & MCKEEVER, LLC

Chicago, Illinois
June 22, 2006